Exhibit 21

DOMTAR CORPORATION – SUBSIDIARY COMPANIES

As of December 31, 2016

Domtar Corporation

Domtar Industries LLC

Domtar Funding Limited Liability Company

E.B. Eddy Paper, Inc.

Ariva Distribution Inc.

Domtar A.W. LLC

Domtar Wisconsin Dam Corp.

Domtar Europe Sprl

Domtar AI Inc.

Attends Healthcare Products, Inc.

Innovative Absorbent Technologies, LLC (60%)

EAM Corporation

Palmetto Enterprises LLC

Domtar Personal Care Absorbent Hygiene Inc.

Associated Hygienic Products LLC

Home Delivery Incontinent Supplies Co.

Reassure, LLC

Domtar Paper Company, LLC

Domtar Delaware Holdings, LLC

Domtar Delaware Investments Inc.

Domtar Delaware Holdings Inc.

Domtar Luxembourg Investments Sarl

Domtar Lux SA (85% Domtar Luxembourg Investments, 15% Domtar Luxembourg 2)

Domtar Lux Holdings Sarl

Task Moraza, S.L.U.

Laboratorios Indas, S.A.U.

Indas Portugal-Produtos de Saude Sociedade Unipessoal, LDA

Indas S.A.R.L. A.U.

Indas EURL

Domtar Pacific Papers ULC

Domtar (Canada) Paper Inc.

Domtar Pulp and Paper General Partnership (held 0.001% by DCPI and 99.999% by DInc)

Domtar Inc.

Domtar Asia Limited

Brompton Lands Limited

Domtar International Limited

Domtar Hong Kong Limited (held 34% by DInc. And 66% by DPC, LLC)

3260787 Nova Scotia Company

3269788 Nova Scotia Company

3260789 Nova Scotia Company

Domtar Financial Holdings, LLC

DPP Luxembourg Branch

Domtar Luxembourg 2 Sarl

Domtar Holdings Sweden AB

Domtar Finance Sweden AB

Domtar Sweden AB

Domtar Acquisition Sweden AB (held 89% by Domtar Finance Sweden AB and 11% by Domtar Sweden AB)

Attends Healthcare Holdings AB

Attends AB

Attends Healthcare AB

Attends AS

Attends Healthcare Ltd

Attends Healthcare Acquisitions Ltd

Attends Healthcare Finance Ltd

DOMTAR CORPORATION – SUBSIDIARY COMPANIES

As of December 31, 2016

Attends Healthcare Holdings Ltd

Attends Healthcare Investments Ltd

Attends Healthcare Group Ltd

Attends GmbH (Germany)

Conforele Hygien GmbH

Attends BVBA

Attends Ltd

Attends OY

Attends BV

Attends GmbH (Switzerland)

Attends GmbH (Austria)

Attends Europe GmbH

DOMTAR CORPORATION – SUBSIDIARY COMPANIES

As of December 31, 2016

AFFILIATED COMPANIES   -   (% held)

Celluforce Inc.		(45%)
Clergue Forest Management Inc.	—	(24%)
Forest Insurance Limited	—	(17%)
Red Lake Forest Management Inc.	—	(50% of class A shares)
Northshore Forest Inc.		(42%)
Vermilion Forest Management Co.		(24.17 class A shares)